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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 13, 1998
                                (Date of Report)


                          FIRSTWAVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                                     GEORGIA
                 (State or other jurisdiction of incorporation)



0-21202                                                               58-1588291
(Commission File Number)                      I.R.S. Employer Identification No.



2859 PACES FERRY ROAD, #1000
ATLANTA, GEORGIA                                                           30339
(Address of principal executive offices)                              (Zip Code)


                                  770-431-1200
               Registrant's telephone number, including area code




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Item 5.   Other Events.

Acquisition of Assets

         On April 30, 1998, Firstwave Technologies, Inc., formerly known as Brock International, Inc., and Firstwave Technologies UK Ltd., a subsidiary of Firstwave Technologies, Inc., (collectively referred to as "Firstwave"), acquired legal title to certain net assets of the Co-Cam division (referred to as "Co-Cam") of PMS Creative Ltd. and Policy Management Systems Corporation.

         Firstwave acquired such net assets of Co-Cam for cash of $426,000, representing a closing date payment of $85,000 and remaining payments to be spread over four (4) quarters, with the final payment on April 30, 1999. In addition, Firstwave incurred transaction costs relating to the acquisition of approximately $125,000. Firstwave will make the cash payments from funds generated through its operations.

         Co-Cam has been Firstwave's largest international distributor, and its primary business is sales and service for Firstwave products and related technologies. Co-Cam serves more than 40 Firstwave clients, contributing customer relationships, expertise in call center applications, and understanding of European market issues.




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                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Firstwave Technologies, Inc.



         May 13, 1998                /S/ Judith A. Vitale
-----------------------------       ------------------------------------
Dated                               Judith A. Vitale
                                    Director of Finance & Administration